UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

QUANTUM-SI INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut (Address of principal executive offices)		06437 (Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Quantum-Si Incorporated (the “Company”) approved increases to certain executive officer compensation, including the following increases in annual base salary effective as of July 1, 2021: Claudia Drayton, the Company’s Chief Financial Officer, from $330,000 to $385,000; Michael P. McKenna, Ph.D., the Company’s President and Chief Operating Officer, from $275,000 to $440,000; and Matthew Dyer, Ph.D., the Company’s Chief Business Officer, from $275,000 to $400,000. In addition, the Committee approved changes to target annual performance bonus payments, including the addition of a target amount for annual performance bonus payments commencing with 2021 performance for each of Dr. McKenna and Dr. Dyer at 50% of base salary. The Committee retained Ms. Drayton’s target annual performance bonus at 50% of base salary. Bonus payments will be based upon the achievement of corporate and/or individual performance goals as determined by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

By:	/s/ John Stark
Name:	John Stark
Title:	Chief Executive Officer

Date:      June 25, 2021